UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 24, 2012

Evolution Petroleum Corporation

(Exact name of registrant as specified in its charter)

001-32942

(Commission File Number)

Nevada (State or Other Jurisdiction of Incorporation)	41-1781991 (I.R.S. Employer Identification No.)

2500 City West Blvd., Suite 1300, Houston, Texas 77042

(Address of Principal Executive Offices)

(713) 935-0122

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 24, 2012, NGS Technologies, Inc. (“NGS”), a wholly owned subsidiary of Evolution Petroleum Corporation (the “Company”), closed the sale of a portion of its exploration and production properties and assets in Brazos, Burleson, Fayette, Lee and Grimes Counties, Texas to ASM Oil and Gas Company, Inc. (“ASM”).  The sold properties consisted of approximately 3,744 net acres of leasehold, which included 956 net acres of producing leasehold and current aggregate production of approximately 151 BOE per day for the quarter ended September 30, 2012.

As of the closing date, the adjusted purchase price paid for the properties was approximately $2.8 million, subject to further post-closing date adjustments.  As part of the transaction, ASM has agreed to pay to NGS, subject to certain terms and conditions, a $100,000 fee for each well ASM drills or causes to be drilled or participates in that is located on any of the leases that are identified as “Non-Producing Leases.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolution Petroleum Corporation
(Registrant)

Dated: December 31, 2012	By:	/s/Sterling H. McDonald
	Name:	Sterling H. McDonald
	Title:	Vice President, Chief Financial Officer and Treasurer

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